UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

On December 11, 2006, ImmunoGen, Inc. (Nasdaq: IMGN) issued a press release to announce the presentation of initial findings from a Phase I study evaluating the Company’s huN901-DM1 TAP compound for the treatment of multiple myeloma at the annual meeting of the American Society of Hematology (ASH) in Orlando, FL. This Phase I study is designed to evaluate huN901-DM1 for the treatment of relapsed multiple myeloma. To qualify for enrollment, patients must have relapsed or relapsed/refractory multiple myeloma that expresses the CD56-antigen targeted by huN901-DM1; approximately 70% of multiple myeloma cases express this antigen. The initial findings show evidence of anticancer activity among the three patients receiving the higher of the two huN901-DM1 dose levels evaluated to date.

ImmunoGen also disclosed progress with the TAP compound, AVE9633, which is in development by sanofi-aventis for the treatment of acute myeloid leukemia (AML). The favorable tolerability profile of AVE9633 demonstrated in this first trial enables the compound to be evaluated in additional Phase I studies with a more frequent dosing schedule better suited to the highly proliferative nature of AML. A second Phase I study is underway in Europe.

The Company’s TAP technology uses tumor-targeting antibodies to deliver a potent cell-killing agent specifically to cancer cells.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 11, 2006	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated December 11, 2006